UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 1, 2004

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-9861	16-0968385

(Commission File Number)	(I.R.S. Employer Identification No.)

One M&T Plaza, Buffalo, New York	14203

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(716) 842-5445

(NOT APPLICABLE)

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements and Exhibits.
SIGNATURES
News Release

Item 5. Other Events and Regulation FD Disclosure.

     On July 1, 2004, Manufacturers and Traders Trust Company (“M&T Bank”), the principal banking subsidiary of M&T Bank Corporation, announced that John L. Pett, executive vice president and chief credit officer of M&T Bank, retired effective July 1, 2004.

     M&T Bank also announced that Robert J. Bojdak, formerly a senior vice president and deputy credit officer of M&T Bank, was promoted to executive vice president of M&T Bank and assumed the position of chief credit officer effective July 1, 2004.

     The public announcement regarding these organizational changes was made by means of a news release, the text of which is set forth in Exhibit 99 hereto.

Item 7. Financial Statements and Exhibits.

     The following exhibit is filed as a part of this report:

Exhibit No.

99	News Release.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T BANK CORPORATION

Date: July 7, 2004	By:	/s/ Michael P. Pinto
Michael P. Pinto
Executive Vice President and
Chief Financial Officer